UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2017

MABVAX THERAPEUTICS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-31265	93-0987903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11535 Sorrento Valley Rd., Suite 400
San Diego, CA 92121
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 259-9405

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGES IN FISCAL YEAR.

On December 21, 2017, following the completion of the exchange of Series L convertible preferred stock (the “Series L Preferred Stock”) for all outstanding Series F convertible preferred stock (the “Series F Preferred Stock”), Series G convertible preferred stock (the “Series G Preferred Stock”) and Series H convertible preferred stock (the “Series H Preferred Stock”) and related documentation, MabVax Therapeutics Holdings, Inc. (the “Company”) filed with the Secretary of State of the State of Delaware a Certificates of Elimination eliminating from its Amended and Restated Certificate of Incorporation the designation of shares of its preferred stock as Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock. As a result, all shares of preferred stock previously designated as Series F, Series G and Series H Preferred Stock were eliminated and returned to the status of authorized but unissued shares of preferred stock, without designation.

As previously disclosed in a current report on Form 8-K filed on October 19, 2017, the Series F, Series G, and Series H Preferred Stock were exchanged for newly authorized Series L Preferred Stock pursuant to exchange agreements entered into and consummated on October 18, 2017.

A copy of the Certificate of Elimination for the Series F, Series G and Series H Preferred Stock is included in this Current Report as Exhibit 3.1, the contents of which are each hereby incorporated by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

3.1	Certificate of Elimination of Series F, Series G, and Series H Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MABVAX THERAPEUTICS HOLDINGS, INC.

Dated: December 21, 2017	/s/ Gregory P. Hanson
Gregory P. Hanson
Chief Financial Officer